SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act

June 27, 2008
Date of Report
(Date of Earliest Event Reported)

Commission File No. 33-11986-LA

Crown Partners, Inc.
(Exact name of Registrant as specified in its charter)

Nevada, USA	91-2008803
(State of Incorporation)	(IRS Employer Identification No.)

9680 W Tropicana Suite 117 Las Vegas NV 89147
(Address of principal executive offices)(Zip Code)

Company's telephone number, including area code: (702) 448-1543

ITEM 5.02 Departure of Directors or Principal Officers; Election of Officers; Appointment of Principal Officers.

On June 17, 2008, Crown Partners, Inc. (the "Company") appointed Kenneth Bosket CEO of the Company, replacing Arnulfo Saucedo who was appointed Executive Vice President of International Sales and Development. The Board was increased from three members to five members. Filling the newly created vacancies are Claudia McDowell and Hirbod Toorminaei. Mr. Toorminaei was also appointed Executive Vice President of Marketing. Ms. McDowell, who has represented the Company for the past ten years as its legal counsel, was also appointed Chairman of the Board.

Ms. McDowell is an attorney in private practice in Valencia, California. Ms. McDowell received her juris doctor from the University of Denver Sturm College of Law. In addition, she has a Bachelor of Arts in International Relations and a Bachelor of Science in Computer Science, both from Florida International University.

Mr. Toorminaei is president of US Art Productions Inc., an advertising and promotion company. Mr. Toorminaei has a Bachelor of Arts in Fine Arts and Graphic Design from Azad University in Iran. He also has a Bachelor of Arts in Printing and Publishing from Farhang University in Iran.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

June 27, 2008	CROWN PARTNERS, INC.

	By:	/s/ Kenneth Bosket
Kenneth Bosket, CEO